EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 24, 2000, included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3 filed on July 21, 1999, (File No. 333-83401) and Forms S-8 filed on March 23, 1999, (File No. 333-74867) and July 31, 1998, (File No. 333-60263).




ARTHUR ANDERSEN LLP


Houston, Texas
March 28, 2000